Exhibit 99.1

Contact:	Mark A. Kopser
Executive Vice President and Chief Financial Officer or
Richard J. Sirchio
Treasurer and Vice President/Investor Relations
(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL STOCKHOLDERS
APPROVE MERGER

Dallas, Texas (April 18, 2007) — United Surgical Partners International, Inc. (NASDAQ:USPI) announces that its stockholders, at a special meeting held today, voted to adopt the previously announced merger agreement pursuant to which an affiliate of Welsh, Carson, Anderson & Stowe will acquire USPI in a transaction valued at approximately $1.8 billion, including the assumption of certain debt obligations. Under the terms of the merger agreement, the holders of USPI common stock will receive $31.05 per share in cash for their shares. The transaction is expected to close tomorrow, April 19th, 2007.

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 150 surgical facilities. Of USPI’s 147 domestic facilities, 82 are jointly owned with not-for-profit healthcare systems. USPI also operates three facilities in London, England.

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including without limitation statements to the effect that USPI or its management “believes,” “expects,” “anticipates,” “plans,” “looks forward” and similar expressions) should be considered forward-looking statements. Any forward-looking statements in these materials are subject to certain risks and uncertainties, including without limitation those discussed in USPI’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those stated. USPI does not undertake any obligation to revise or publicly update these forward-looking statements, whether as a result of new information or otherwise.

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